MUTUAL FEDERAL SAVINGS BANK                                     REVOCABLE PROXY

YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF MUTUAL FEDERAL SAVINGS BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER XX, 1999 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE AMENDED PLAN OF CONVERSION AND THE CONTRIBUTION TO THE FOUNDATION.

The undersigned being a member of Mutual Federal Savings Bank, hereby authorizes the Board of Directors of Mutual Federal Savings Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Mutual Federal Savings Bank to be held at the Mutual Federal Savings Bank's main office at 110 East Charles Street, Muncie, Indiana on XXXXX, 1999, at XX p.m., Muncie, Indiana Time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned wold be entitled to cast, if then personally present, as set forth below:


     (1) To approve an Amended Plan of Conversion of Mutual Federal Savings Bank pursuant to which Mutual Federal Savings Bank will convert from a federally-chartered mutual savings institution, including the adoption of a federal stock savings bank charter and bylaws, with the simultaneous issuance of its common stock to MFS Financial, Inc., a Maryland corporation (the "Holding Company") and sale by the Holding Company of shares of its common stock.


                            FOR [ ]     AGAINST [ ]

     (2) To approve the contribution of cash and shares of Holding Company common stock in an amount up to 8% of the total value of the shares issued in the conversion to The Mutual Federal Savings Bank Charitable Foundation, Inc., (the "Foundation"), a private charitable foundation dedicated to the promotion of charitable purposes within the communities in which the Bank operates.

     (3) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

                            FOR [ ]     AGAINST [ ]

This proxy, if executed, will be voted "FOR" adoption of the Amended Plan of Conversion and for adjournment of the Special Meeting, if necessary, if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

--------------------------------------------------------------------------------
MUTUAL FEDERAL SAVINGS BANK                                   REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Mutual Federal Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Mutual Federal to be held on the XXth day of December, 1999 and a proxy statement for the Special Meeting prior to the signing of this proxy.


                                     -------------------------------------------
                                     Signature                              Date


                                     -------------------------------------------
                                     Signature                              Date

                                     NOTE: Please sign exactly as your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

--------------------------------------------------------------------------------
IMPORTANT: Please Detach, Sign and Return "ALL" proxies from "ALL" Packets received in the enclosed postage paid envelope. FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO VOTE."
--------------------------------------------------------------------------------

                               MFS Financial, Inc.
                             110 East Charles Street
                              Muncie, Indiana 47305
                                 (xxx) xxx-xxxx

                       Stock Order and Certification Form
--------------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 noon, Muncie, Indiana Time, on December xx, 1999. Your original Stock Order Form and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Mutual Federal Savings Bank ("Mutual Federal") branch office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.

--------------------------------------------------------------------------------
(1) Number of Shares        Price Per Share       (2) Total Amount Due
--------------------                              --------------------
                        X       $10.00        =
--------------------                              --------------------
Minimum -- 25 Shares
Maximum -- Generally 20,000 shares; however, see the Prospectus.
--------------------------------------------------------------------------------
Method of Payment

(3)[ ] Enclosed is a check, bank draft or money order payable to MFS Financial, Inc. for $__________.


(4)[ ] I authorize Mutual Federal to make withdrawals from my Mutual Federal Savings Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:


        Account Number(s)                                        Amount(s)
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
                                               Total Withdrawal
                                                                 ---------
                  There is NO penalty for early withdrawal.
--------------------------------------------------------------------------------
(5) Purchaser Information (check one)


a. [ ] Eligible Account Holder - Check here if you were  a depositor with $50 or  more on deposit with Mutual Federal Savings Bank as of July 31, 1998.
       Enter  information Section 8 for all deposit accounts  that   you  had at
       Mutual Federal Savings Bank on July 31, 1998.

b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Mutual Federal Savings Bank as of
       September 30, 1999 but are not an Eligible Account Holder. Enter information Section 8 for all deposit accounts that you had at Mutual Federal Savings Bank on September 30, 1999.

c. [ ] Other Member - Check here if you were a depositor of Mutual Federal Savings Bank as of XXXXX XX, 1999, or borrower as of April 1, 1984 who continue as borrowers as of ______, 1999 and depositors as of ______, 1999, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information Section 8 for all accounts that you had at Mutual Federal Savings Bank on XXXXX XX, 1999.


d. [ ] Directors,  Officers  and  Employees  of Mutual Federal Savings Bank.

(6) [ ] Check here if you are a director, officer or employee of Mutual Federal Savings Bank or a member of such person's immediate family (same household).
--------------------------------------------------------------------------------
(7) [ ] NASD Affiliation - see description on reverse side on this form.

--------------------------------------------------------------------------------

(8)     Please review the  preprinted  account  information  listed  below.  The accounts printed below may not be all of your qualifying accounts or even you accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Mutual Federal in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All
        subscription orders are subject to the provisions of the Amended Plan of Conversion.

        ------------------------------------------------------------------------


        ------------------------------------------------------------------------

        Additional Qualifying Accounts

        Account Title (Names on Accounts)           Account Number

        ----------------------------------          ----------------------------

        ----------------------------------          ----------------------------

        ----------------------------------          ----------------------------

Please Note: Failure to list all of your accounts may result in the loss of part or all of your Subscription Rights. (Additional space on back of form).
--------------------------------------------------------------------------------


(9) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    [ ] Individual                       [ ] Corporation
    [ ] Joint Tenants                    [ ] Partnership
    [ ] Tenants in Common                [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors Act   [ ] Fiduciary/Trust (Under
    [ ] Uniform Gift to Minors Act       Dated______________)

    ----------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Mailing                                          Daytime
    Address                                          Telephone
    ----------------------------------------------------------------------------
                              Zip                    Evening
    City            State     Code       County      Telephone
    ----------------------------------------------------------------------------
--------------------------------------------------------------------------------


Acknowledgment: By signing below, I acknowledge receipt of the Prospectus dated November XX, 1999 and understand I may not change or revoke my order once it is received by MFS Financial, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. MFS Financial. Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.



Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND CERTIFICATION FORM ARE NOT BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the Amended Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.


--------------------------------------------------------------------------------
Signature                                                              Date

--------------------------------------------------------------------------------
Signature                                                              Date

--------------------------------------------------------------------------------
OFFICE USE                     Check # ______________
Date Rec'd ___/___/___         Ck.Amt. $_____________
Batch # _____-_____________    Order # ______________    Category ______________


--------------------------------------------------------------------------------
                              MFS Financial, Inc.
--------------------------------------------------------------------------------
Item (7) continued - NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

Item (8) continued; Purchaser Information

        Account Title (Names on Accounts)           Account Number

        ----------------------------------          ----------------------------

        ----------------------------------          ----------------------------

        ----------------------------------          ----------------------------

        ----------------------------------          ----------------------------

--------------------------------------------------------------------------------

                               CERTIFICATION FORM

    (This Certification Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF MFS FINANCIAL, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY MUTUAL FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.


If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr at (312) 917-5005.

I further certify that, before purchasing the Common Stock of MFS Financial, Inc. I received a copy of the Prospectus dated November XX, 1999 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 9 of the Prospectus:

 1.  Rising interest rates may hurt our profits.
 2. After this offering, our return on equity will be low compared to other Companies and our compensation expenses will increase. This could negatively impact the price of our stock.
 3. Our loan portfolio possesses increased risk due to our substantial number of consumer, multi-family and commercial real estate and commercial business loans.
 4.  The contribution to the foundation will reduce our earnings.
 5. The contribution to the foundation means that your total ownership will be 3.85% less after we make the contribution.
 6. We intend to grant stock options and restricted stock to the board and management following the conversion which could further reduce your voting control.
 7. The amount of common stock we control, our articles of incorporation and bylaws and state and federal statutory provisions could discourage hostile acquisitions of control.
 8. Holders of MFS Financial common stock may not be able to sell their shares when desired, if a liquid trading market does not develop or for $10.00 or more per share even if a liquid trading market develops.
 9. If our computer systems do not properly work on January 1, 2000, our business operations will be disrupted.



------------------------------------        ------------------------------------
Signature                     Date          Signataure                    Date

------------------------------------        ------------------------------------
(Note: If shares are to be held jointly; both parties must sign)


EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

MFS                     Stock Ownership Guide and Stock Order Form Instructions
FINANCIAL
--------------------------------------------------------------------------------

Stock Order Form Instructions - All subscription orders are subject to the provisions of the Plan of Conversion.
--------------------------------------------------------------------------------

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 20,000 shares (20,000 shares x $10.00 per share = $200,000). No person, together with associates, as defined in the Prospectus, and no person acting in concert may purchase more than 700,000 (70,000 shares x $10.00 per share = $700,000) of the common stock offered in the offering. For additional information, see "Mutual Federal's Conversions -- Limitations on Stock Purchases" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at a Mutual Federal Savings Bank ("Mutual Federal") branch), by check, bank draft or money order payable to MFS FINANCIAL, INC. DO NOT MAIL CASH. Your funds will earn interest at the applicable account rate until the Conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate at Mutual Federal, insert the depositor number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Mutual Federal will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Mutual Federal, or a depositor of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying depositor number(s) information. The depositor number(s) listed may not be all of your depositor number(s). You should list any other qualifying accounts that you may have or had with Mutual Federal in the box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your depositor numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all depositor numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Gift to Minors Act ownership, the minor must have had a depositor number on one of the three dates and you should list only their depositor number(s). If you are ordering stock corporately, you need to list just that corporation's depositor number, as your individual depositor number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of MFS Financial, Inc., common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

--------------------------------------------------------------------------------

MFS                   Stock Ownership Guide and Stock Order Form Instructions
FINANCIAL

--------------------------------------------------------------------------------
Stock Ownership Guide
--------------------------------------------------------------------------------

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors Act - For residents of Indiana and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-IA or UTMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option. Registration for
IRA's:

     On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

     On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.

     Address will be that of the broker / trust department to where the stock certificate will be sent.

     The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.

     Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


              (See Reverse Side for Stock Order Form Instructions)